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             AMES DEPARTMENT STORES, INC.
             CONDENSED INCOME STATEMENT
             MANAGEMENT FORMAT
             FISCAL 1996 PLAN
             ($ 000's)
                                                                                                                EXHIBIT 20
                                                                                                                Page 1 of 3

                                                          FISCAL 1996 PLAN
                                                          FOR MONTH ENDING
             -----------------------------------------------------------------------------------------------------------------------
             FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC      JAN      TOTAL
Net Sales    $133,025 $176,277 $136,641 $155,936 $205,361 $149,582 $153,441 $186,670 $165,988 $199,923 $371,953 $106,577  2,141,374

Gross
  Margin $     31,624   45,857   38,901   45,342   53,830   38,419   37,723   50,132   45,547   58,688  100,508   23,606    570,177
Gross
  Margin %      23.77%   26.01%   28.47%   29.08%   26.21%   25.68%   24.58%   26.86%   27.44%   29.36%   27.02%   22.15%     26.63%

SG&A
  Expenses    (40,714) (48,977) (39,623) (41,927) (50,500) (41,073) (42,335) (49,926) (44,088) (46,346) (58,242) (40,013)  (543,764)
Other Inc(a)    1,643    2,398    2,011    2,422    3,054    2,012    2,228    2,882    2,258    2,514    3,808    1,516     28,746
             -----------------------------------------------------------------------------------------------------------------------
EBITDA (b)     (7,447)    (722)   1,289    5,837    6,384     (642)  (2,384)   3,088    3,717   14,856   46,074  (14,891)    55,159

Pre-Opening
  Expense           -        -        -     (356)    (356)    (356)    (356)    (356)    (356)    (356)    (356)    (352)    (3,200)
Depr & Amort     (353)    (428)    (342)    (350)    (399)    (347)    (328)    (392)    (356)    (370)    (429)    (400)    (4,494)
Net Interest   (1,299)  (1,808)  (1,922)  (2,004)  (2,252)  (1,905)  (1,980)  (2,532)  (2,465)  (2,627)  (2,143)  (1,080)   (24,017)
Non-Cash Inc Tax
  Ben (Exp)     2,698      877      289     (927)  (1,001)     964    1,497       57     (160)  (3,411) (12,793)   4,958     (6,952)
             -----------------------------------------------------------------------------------------------------------------------
Net Inc(Loss) ($6,401) ($2,081)   ($686)  $2,200   $2,376  ($2,286) ($3,551)   ($135)    $380   $8,092  $30,353 ($11,765)   $16,496
             =======================================================================================================================






(a)  Includes purchase discounts
(b)  EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items (including certain pre-opening expenses), depreciation and amortization, and gain or loss on sale of properties closing after January 28, 1996.











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